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                                                                   EXHIBIT 99(b)

                                    [FACE]

                       UNIVERSITY BANK & TRUST COMPANY


                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                     SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Carl J. Schmitt and Linda R. Meier, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in University Bank & Trust Company (the "Bank"), that the undersigned is entitled to vote at the special meeting of the shareholders of the Bank to be held on Wednesday, January 25, 1995, at 4:30 p.m., local time, and at any adjournment thereof (1) as specified below upon the proposal listed on the reverse side and as described in the Proxy Statement/Prospectus of the Bank dated December , 1994, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THESE SHARES SHALL BE VOTED FOR PROPOSAL 1.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                  [REVERSE]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

        To approve (a) the Agreement and Plan of Reorganization and Merger, dated as of October 4, 1994, by and among Comerica Incorporated, a Delaware corporation, Comerica Interim Incorporated, a California corporation ("Interim"), and the Bank, and (b) the Agreement of Merger by and between Interim and the Bank, and all of the transactions contemplated thereby, including, but not limited to, providing for the merger of Interim with and into the Bank, as set forth in full in the Proxy Statement/Prospectus.

            / / FOR         / / AGAINST          / / ABSTAIN

            / / PLEASE MARK HERE FOR         / / PLEASE MARK HERE IF
                ADDRESS CHANGE                   YOU PLAN TO ATTEND
                AND NOTE AT LEFT.                THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS       Date: __________________________
ON YOUR STOCK CERTIFICATES.  WHEN SHARES
ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.
WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,       Signature:______________________
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
AS SUCH.  IF A CORPORATION, PLEASE SIGN IN
FULL CORPORATE NAME BY PRESIDENT OR OTHER      Signature:______________________
AUTHORIZED OFFICER.  IF A PARTNERSHIP,
PLEASE SIGN IN PARTNERSHIP NAME BY
AUTHORIZED PERSON.